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                                                                    EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Eastbrokers International, Inc. on Form SB-2 of our report dated April 30, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a gain of $1,025,429 from a related party transaction), appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            /s/ Spicer, Jefferies & Co.
                                                SPICER, JEFFERIES & CO.



Denver, Colorado
May 3, 1999